UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _________________
FORM 8-K
__________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 19, 2026
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Matrix Service Company
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-15461	73-1352174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
15333 JFK Blvd., Ste 400, Houston, Texas 77032
(Address of principal executive offices and zip code)
281-458-8781
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MTRX	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2026, Matrix Service Company (the “Company”) announced the appointment of Dominic A. Savarino as the Company’s Senior Vice President and Chief Financial Officer effective November 6, 2026. In this role, Mr. Savarino will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Savarino, age 56, has served as a consultant with NewVista Advisory Group since 2025. Mr. Savarino served in the roles of Senior Vice President and Chief Financial Officer from 2021 to 2024 and Vice President and Chief Accounting and Tax Officer from 2017 to 2021 with Diamond Offshore Drilling, Inc., an NYSE-listed multinational offshore drilling firm, which merged with Noble Corporation in 2024. Before that, Mr. Savarino served as Vice President, Tax from 2016 to 2017 with Baker Hughes, a global oilfield services company, prior to its merger with GE Oil & Gas. Mr. Savarino also served in various roles with McDermott International, Inc., including Vice President and General Manager - Americas from 2015 to 2016, Vice President Finance - Asia Pacific from 2011 to 2014, and Vice President, Tax from 2006 to 2011. Prior to joining McDermott, Mr. Savarino served as International Tax Director with Hewlett-Packard and was a Senior Tax Manager and Tax Manager with PricewaterhouseCoopers. Mr. Savarino holds a Bachelor of Business Administration degree and a Master of Professional Accounting degree from the University of Texas. Mr. Savarino is a Certified Public Accountant.

Pursuant to Mr. Savarino’s offer letter with the Company (the “Offer Letter”), (a) he will receive an annual base salary of $500,000, (b) he will be eligible for an annual bonus under the Company’s short-term incentive compensation plan (prorated for fiscal 2027) in target and maximum amounts equal to 75% and 150% of his annual base salary, respectively, (c) each year beginning in August 2027, he will be eligible to receive an annual equity grant equal to 140% of his base salary, and (d) he is receiving a special one-time equity grant valued at $450,000, with 50% of the grant consisting of restricted stock units that will vest in equal installments on each of the first three anniversaries of the grant date and will be settled 50% in cash and 50% in stock, and the remaining 50% of the grant consisting of performance shares that will cliff-vest on the third anniversary of the grant date at between 0% and 200% of the target award, based on the Company’s achievement of established relative total shareholder return goals. The annual and special equity grants will be made pursuant to the Company’s 2020 Stock and Incentive Compensation Plan. The Offer Letter also provides that Mr. Savarino will enter into a participation agreement for the Amended and Restated Matrix Service Company 2021 Severance Plan for Executives, which will provide for a non-change of control severance benefit equal to 1.5 times base salary, and a change of control severance benefit equal to two times base salary plus annual target bonus opportunity. The foregoing description of Mr. Savarino’s Offer Letter is qualified in its entirety by the full text of the Offer Letter, which is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Savarino will also enter into the Company's standard form of indemnification agreement, which was filed as Exhibit 10 to the Company's Quarterly Report on Form 10-Q filed on November 7, 2019.

The appointment of Mr. Savarino was not pursuant to any agreement or understanding between him and any other person. There is no family relationship between Mr. Savarino and any director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K and there are no transactions between Mr. Savarino and the Company that are required to be reported under Item 404(a) of Regulation S-K.

The Company issued a press release on October 19, 2026, announcing the appointment of Mr. Savarino as the Company’s Senior Vice President and Chief Financial Officer, a copy of which is attached to this Form 8-K as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure.

A copy of the Corporation’s press release regarding the appointment of Mr. Savarino is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
Number
99.1	Press Release issued by Matrix Service Company on October 19, 2026.
99.2	Dominic Savarino Offer Letter
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: October 19, 2026	By:	/s/ David Miller

David Miller
Vice President, General Counsel